                                                                    Exhibit 23.3

                       Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" and to the inclusion of our report dated April 25, 2003, on our review of the condensed consolidated financial statements of Decorize, Inc. as of March 31, 2003, and for the nine months then ended in Amendment No. 2 to the Registration Statement
(Form SB-2) and related Prospectus of Decorize, Inc. for the registration of
3,292,427 shares of its common stock.

                                                              /s/ BKD, LLP

Springfield, Missouri
June 2, 2003